Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANT

    I hereby consent to the incorporation by reference in this Form S-8 report on Form 10-Q of Adventure Energy, Inc. for the period from April 30, 2009 to September 30, 2009(Unaudited).

By:	/s/ PAULA S. MORELLI, CPA P.C.
PAULA S. MORELLI, CPA P.C. FREEPORT/ NEW YORK